Exhibit 21.1

GETTY IMAGES, INC.

SUBSIDIARIES

Subsidiaries of the Registrant	Jurisdiction of Incorporation
3032097 Nova Scotia Limited	Nova Scotia
All-Sport (UK) Limited	England and Wales
Allsport Australia Pty Limited	Australia
Allsport Photographic Limited	England and Wales
Allsport Photography USA, Inc.	California
Archive Holdings, Inc.	New York
Bavaria Bildagentur Verwaltungsgesellschaft GmbH	Germany
Colorific Photo Library Limited	England and Wales
Connection Bildagentur KG	Germany
Eyewire Partners Company	Nova Scotia
Eyewire Services, Inc.	Alberta
Eyewire, Inc.	Delaware
FPG Canada, Incorporated	Canada
FPG International Group, Inc.	Delaware
Getty Communications Group Finance Limited	England and Wales
Getty Communications Limited	England and Wales
Getty Images (Austria) GmbH	Austria
Getty Images (Canada), Inc.	Ontario
Getty Images (Ireland), Inc.	Delaware
Getty Images (Management Company) LLC	California
Getty Images (Photographers), Inc.	California
Getty Images (Seattle), Inc.	Washington
Getty Images (Thailand) Co., Ltd.	Thailand
Getty Images (UK) Limited	England and Wales
Getty Images (US), Inc.	New York
Getty Images Bvb.A.	Belgium
Getty Images Denmark Ap.S.	Denmark
Getty Images do Brasil Ltda.	Brazil
Getty Images France S.A.S.	France
Getty Images Deutschland GmbH	Germany
Getty Images Holland B.V.	Holland
Getty Images Hong Kong Limited	Hong Kong
Getty Images Japan, Inc.	Japan
Getty Images Limited	England and Wales

Getty Images New Zealand Ltd.	New Zealand
Getty Images Pte Limited	Singapore
Getty Images Pty Ltd.	Australia
Getty Images S.L.	Spain
Getty Images Sweden A.B.	Sweden
Getty Images/Chicago, Inc.	Delaware
Hulton Archive Limited	England and Wales
Hulton Getty Holdings Limited	England and Wales
i/us Corporation	Ontario
ImageDirect, Inc.	Delaware
IPL E-Pic Pty Limited	Australia
IPL Profile Pty Limited	Australia
iSwoop GmbH	Germany
Jacira Ag	Switzerland
Liaison Agency, Inc.	New York
Mission Studios Limited	England
Photodisc Australia Pty Limited	Australia
Photodisc do Brasil Ltda.	Brazil
Photodisc Europe Limited	England and Wales
Planet Earth Pictures Limited	England and Wales
R.E.D. Image Pty Limited	Australia
Space Frontiers Limited	England and Wales
Stone America, Inc.	Illinois
Sumer Australasia Pty Limited	Australia
The Image Bank, Inc.	British Columbia
The Telegraph Colour Library Limited	England and Wales
TIB Hong Kong Limited	Hong Kong
TIB Images Ltd.	Ontario
TIB London Limited	England and Wales
Tony Stone Associates Limited	England and Wales
Tony Stone Images/Canada, Inc.	Ontario
Tri-Energy Productions	California
VCG Deutschland GmbH	Germany
VCG Holdings LLC	Delaware
Visual Communications Group Holdings Limited	England and Wales
Visual Communications Group Limited	England and Wales
Visual Communications Limited	England and Wales